EXHIBIT 4.4

SUPPLEMENTAL NOTE INDENTURE

GRYPHON GOLD CORPORATION

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COMPUTERSHARE TRUST COMPANY OF CANADA

Supplementing the Note Indenture dated as of July 27, 2011 between Gryphon Gold Corporation, as issuer, and Computershare Trust Company of Canada, as Trustee, and providing for the issuance of 10% Subordinate Secured Notes Due July 28, 2012

March 20, 2012

TABLE OF CONTENTS

		Page No.

ARTICLE I INTERPRETATION		2
1.1	Definitions	2

ARTICLE II AMENDMENTS AND SUPPLEMENTS		3
2.1	Additional Definitions	3
2.2	Definition of Permitted Encumbrances	3
2.3	Definition of Senior Creditor Obligation	3
2.4	Section 5	4
2.5	Prepayment	4
2.6	Waiver of Restrictive Covenants	4
2.7	Cancellation of Subordinate Secured Notes	4

ARTICLE III EXECUTION AND FORMAL DATE		5
3.1	Confirmation of Indenture	5
3.2	Acceptance of Trusts	5
3.3	Counterparts and Formal Date	5
3.4	Governing Law	5

SCHEDULE A TO SUPPLEMENTAL NOTE INDENTURE	2

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THIS SUPPLEMENTAL NOTE INDENTURE, relating to the 10% Subordinate Secured Notes Due July 28, 2012 is made as of March 20, 2012.

BETWEEN:

GRYPHON GOLD CORPORATION, a corporation existing under the laws of Nevada,

(hereinafter called “Gryphon” or the “Corporation”),

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COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada and duly authorized to carry on the business of a trust company in each province of Canada,

(hereinafter called the “Trustee”),

WHEREAS by a note indenture (the “Base Indenture”) dated as of July 27, 2011 between the Corporation and the Trustee, provision was made for the issuance of the Subordinate Secured Notes (as defined in the Base Indenture) by the Corporation upon and subject to the conditions set out in such Base Indenture;

AND WHEREAS pursuant to Sections 11.11(b) and 11.16 of the Indenture, the Noteholders (as defined in the Base Indenture) have the power to act by Extraordinary Resolution (as defined in the Base Indenture) to assent to any modification of or change in or addition to or omission from the provisions contained in the Base Indenture which shall be agreed to by the Corporation and to authorize the Trustee to concur in and execute a supplemental indenture embodying such modification, change, addition or omission, which power may be exercised by an instrument in writing signed in one or more counterparts by the holders of not less than 66 2/3% of the aggregate outstanding principal amount of the Subordinate Secured Notes;

AND WHEREAS on March 16, 2012, an Extraordinary Resolution of the Noteholders was approved by holders of not less than 66 2/3% of the aggregate outstanding principal amount of the Subordinate Secured Notes authorizing and directing the Trustee to enter into this supplemental indenture (this “Supplemental Indenture”, and the Base Indenture as supplemented by this Supplemental Indenture, the “Indenture”) for the purposes of amending and supplementing the Base Indenture to (a) amend the definition of Senior Creditor Obligations to permit the Corporation to incur Senior Creditor Debt (as defined in the Base Indenture), (b) permit the subordination of the Subordinate Secured Notes to Senior Creditor Obligations, (c) permit and mandate the prepayment of the Subordinate Secured Notes, and (d) waive certain restrictive covenants contained in the Base Indenture in connection with incurring Senior Creditor Debt, subordination to Senior Creditor Obligations and prepayment of the Subordinate Secured Notes;

AND WHEREAS the Corporation wishes to enter into this Supplemental Indenture and all things necessary have been done and performed to authorize the execution of this Supplemental Indenture;

NOW THEREFORE THIS SUPPLEMENTAL INDENTURE WITNESSES it is hereby agreed and declared as follows:

ARTICLE I
INTERPRETATION

In this Supplemental Indenture, except as otherwise defined herein or unless the context otherwise requires, all terms defined in the Base Indenture and used but not defined in this Supplemental Indenture shall have the meanings specified in the Base Indenture.

This Supplemental Indenture shall, unless otherwise required, be subject to the interpretation provisions contained in Section 1 of the Base Indenture.  When entered into by the parties, this Supplemental Indenture shall be supplemental to, part of and read together with the Base Indenture as a single instrument, and all of the provisions of the Base Indenture, as supplemented by this Supplemental Indenture, shall apply to the Subordinate Secured Notes.

If any term or provision contained in this Supplemental Indenture shall conflict or be inconsistent with any term or provision of the Base Indenture, the terms and provisions of this Supplemental Indenture shall govern; provided, however, that the terms and provisions of this Supplemental Indenture may modify or amend the terms of the Base Indenture solely as applied to the Subordinate Secured Notes.

1.1	Definitions

When used in this Supplemental Indenture, the following terms shall have the following meanings:

(a)	“Base Indenture” is defined in the recitals;

(b)	“Indenture” is defined in the recitals;

(c)
“Security Agreement” means the security agreement in the form attached as Schedule A to the Base Indenture as it may be amended to give effect to delivery by the Trustee to the Senior Lender of the Pledged Securities described in the Extraordinary Resolution of the Noteholders dated March 16, 2012;

(d)	“Prepayment Date” means, with respect to any Subordinate Secured Notes, the date fixed for such prepayment by or pursuant to this Indenture; and

(e)	“Supplemental Indenture” is defined in the recitals.

ARTICLE II
AMENDMENTS AND SUPPLEMENTS

2.1	Additional Definitions

The Base Indenture is amended and supplemented by adding the following definitions to Section 1.1:

“Senior Creditor” means Waterton Global Value, L.P. or its assignee.

“Bridge Loan” means that certain senior secured bridge loan in the amount of  US$1,500,000 to be extended to the Corporation by the Senior Creditor under the terms of a Bridge Loan Agreement to be executed by the Senior Creditor, the Corporation and Borealis Mining Company on or about March 20, 2012.

“Senior Credit Facility” means that certain senior secured, non-revolving credit facility in the amount of US$15,000,000, the proceeds of which shall be used to prepay the Bridge Loan and the Subordinate Secured Note Indebtedness, to be extended to the Corporation by the Senior Creditor under the terms of a loan agreement to be executed by the Senior Creditor, the Corporation and Borealis Mining Company prior to May 30, 2012.

“Senior Creditor Subordination Agreement” means the subordination agreement to subordinate the Subordinate Secured Note Indebtedness to the Senior Creditor Debt in the form requested by the Corporation and the Senior Creditor and substantially in the form attached hereto as Schedule A.

2.2	Definition of Permitted Encumbrances

The Base Indenture is amended and supplemented by deleting clause (k) of the definition of “Permitted Encumbrances” in Section 1.1 in its entirety and inserting a new clause (k) which shall read as follows:

(k)           any Security Interest created in relation to the shares of Borealis Mining Companyfor the benefit of the Corporation or to secure any obligations or Indebtedness asbetween any of the Corporation and/or its Subsidiaries and the Senior Creditor orother creditor in connection with a Senior Creditor Transaction or a Senior Creditor Obligation or any Security Interest that is subordinated in priority to the Security Interest securing the Subordinate Secured Note Indebtedness;

2.3	Definition of Senior Creditor Obligation

The Base Indenture is amended and supplemented by deleting the definition of “Senior Creditor Obligation” in Section 1.1 in its entirety and inserting a new definition of “Senior Creditor Obligation” which shall read as follows:

“Senior Creditor Obligation” means: (i) the Bridge Loan; (ii) the Senior Credit Facility; and (iii) the instrument creating or evidencing the same and Security Interests related thereto or the assumption or guarantee thereof (or related agreements or documents to which the Corporation, Borealis Mining Company or any Subsidiary of the Corporation is a party).

2.4	Section 5

The Base Indenture is amended and supplemented by renaming Section 5 as follows:

“SECTION 5  REDEMPTION, PURCHASE, AND PREPAYMENT OF SUBORDINATE SECURED NOTES,”

2.5	Prepayment

The Base Indenture is amended and supplemented by deleting Section 5.4 in its entirety and adding the following as a new Section 5.4:

“5.4           Prepayment

The Corporation shall have the right to prepay the Subordinate Secured Notes in full, without penalty or the consent of the Trustee or the respective Noteholders, upon delivery to the Trustee and the Noteholders, at least 10 Business Days prior to the Prepayment Date, of a notice informing the Trustee and the Noteholders that the Subordinate Secured Notes are to be prepaid in full.  The Corporation shall, concurrent with the entering into and drawdown of the Senior Creditor Facility, prepay the Subordinate Secured Notes in full without penalty or the consent of the trustee or the respective Noteholders.  The prepayment price for the Subordinate Secured Notes shall be equal to the outstanding principal amount of the Subordinate Secured Notes plus accrued interest to the Prepayment Date.”

2.6	Waiver of Restrictive Covenants

The Base Indenture is amended and supplemented by adding the following as a new Section 5.5:

“5.5           Waiver of Restrictive Covenants

The execution and delivery by the Corporation of the agreements giving effect to the Senior Credit Facility shall not constitute an Event of Default under this Indenture.”

2.67	Cancellation of Subordinate Secured Notes

The Base Indenture is amended and supplemented by adding the following as a new Section 5.6:

“5.6           Cancellation of Subordinate Secured Notes

All Subordinate Secured Notes redeemed or purchased in whole or in part or prepaid in full by the Corporation shall not be reissued or resold and shall be forthwith delivered to and cancelled by the Trustee, and no Subordinate Secured Notes shall be issued in substitution therefor.”

ARTICLE III
EXECUTION AND FORMAL DATE

3.1	Confirmation of Indenture

The Base Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects confirmed.

3.2	Acceptance of Trusts

 The Trustee hereby accepts the trusts in the Indenture declared and provided for and agree to perform the same upon the terms and conditions and subject to the provisions set forth in the Base Indenture, as amended and supplemented by this Supplemental Indenture.

3.3	Counterparts and Formal Date

 This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear the date set forth on the first page of this Supplemental Indenture.

3.4	Governing Law

This Supplemental Indenture shall be governed by and construed with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction and shall be treated in all respects as New York contracts.  Notwithstanding the foregoing, the performance or discharge by the Trustee of any of its rights, powers, duties or responsibilities under this Agreement shall be construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

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IN WITNESS whereof the parties hereto have executed this Supplemental Indenture under the hands of their proper signatories in that behalf.

GRYPHON GOLD CORPORATION

By: ___________________________________
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA

By: ___________________________________
Name:
Title:

By: ___________________________________
Name:
Title:

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SCHEDULE A

TO SUPPLEMENTAL NOTE INDENTURE

[See below]

SUBORDINATION (this “Subordination”)

TO:        WATERTON GLOBAL VALUE, L.P. (the “Senior Creditor”)

RE:	Bridge Loan Agreement dated as of March ___, 2012 (the “Bridge Loan Agreement”), among Gryphon Gold Corporation (“Gryphon”), Borealis Mining Company and the Senior Creditor

DATE:    March ___, 2012
________________________________________________________________________

WHEREAS Computershare Trust Company of Canada (the “Subordinated Trustee”) is trustee to the holders (the “Holders”) of certain 10% Subordinate Secured Notes issued by Gryphon and maturing on July 28, 2012 (the “Notes”), pursuant to a note indenture dated as of July 27, 2011 between Gryphon and the Subordinated Trustee (the “Note Indenture”);

WHEREAS to secure Gryphon’s obligations under the Notes and Note Indenture, Gryphon granted the Subordinated Trustee a security interest over certain of its assets pursuant to the pledge and security agreement dated as of July 27, 2011 (the “Pledge and Security Agreement”, and together with the Notes and the Note Indenture, the “Transaction Documents”);

WHEREAS Borealis Mining Company (“Borealis”) is a wholly-owned subsidiary of Gryphon;

WHEREAS Gryphon and Borealis (collectively, the “Debtors”) wish to enter into the Bridge Loan Agreement with the Senior Creditor;

WHEREAS it is a condition precedent of the Bridge Loan Agreement that the Debtors each grant the Senior Creditor a security interest over all their real and personal property (the “Senior Security”) to secure their respective obligations (the “Senior Indebtedness”) under the Bridge Loan Agreement and associated loan documentation (collectively, the “Loan Documents”);

WHEREAS the Senior Creditor has requested this Subordination from the Subordinated Trustee as a condition precedent to the Bridge Loan Agreement;

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby:

1.	consents to each of the Debtors entering into the Loan Documents and incurring the Senior Indebtedness;

2.	consents to each of the Debtors granting the Senior Security in favour of the Senior Creditor;

3.
agrees that any and all security, liens, charges, pledges, encumbrances or any other security granted by the Debtors to the Subordinated Trustee now or in the future (collectively, the “Subordinate Security”) shall rank behind and be subordinated, in all respects, to the Senior Security;

4.
agrees that it shall not take any steps whatsoever to enforce the Subordinate Security (including, without limitation, rights of set-off, commencement of bankruptcy proceedings, initiating an action, appointing or making application to a court for an order appointing an agent or a receiver or receiver manager or by any other means of enforcement whatsoever) until:

(a)	the Senior Indebtedness has been paid in full and the Debtors have no other right or entitlement under the Loan Documents; or

(b)	the Senior Creditor has consented to the enforcement of the Subordinate Security (which consent may be withheld in the sole and absolute discretion of the Senior Creditor);

5.	As between the Senior Creditor and the Subordinated Trustee, the Senior Creditor shall have first and prior rights of payment as herein contemplated and the undersigned will not:

(a)	assert in any action, suit or proceeding whatsoever the invalidity, unenforceability or ineffectiveness of any of the Senior Security now or hereafter held by the Senior Creditor; or

(b)	participate in or cooperate with any other party to pursue any such action, suit or proceeding except as may be required by law or by court order.

6.	The undersigned shall not permit any changes, amendments, or modifications whatsoever to any of the Transaction Documents, except with the prior written consent of Senior Creditor;

7.	The undersigned shall not exercise any right whatsoever in relation to or under the Subordinate Security, except with the prior written consent of the Senior Creditor.

8.
The Senior Creditor may grant time, renewals, extensions, amendments, modifications and releases to, and otherwise deal with, the Debtors and others, as the Senior Creditor may see fit, without notice to the undersigned and without prejudice to or in any way limiting or affecting the obligations of the undersigned hereunder.

9.
This Subordination shall terminate upon the earlier of (i) the irrevocable receipt by the Senior Creditor of the full amount of the Senior Indebtedness; and (ii) the termination of all the Loan Documents.

10.	This Subordination shall be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

11.
This Subordination and any amendments, waivers, consents, or supplements may be executed by facsimile or other electronic delivery which shall be as effective as delivery of a manually executed counterpart thereof.

COMPUTERSHARE TRUST COMPANY OF CANADA

Per: _______________________________